 EXHIBIT 10.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (the “Agreement”), dated and effective January 18, 2021 (the “Effective Date”) is made by and between Body and Mind, Inc, a Nevada corporation, (the “Employer”) and Stephen ‘Trip’ Hoffman, an individual (the “Employee”). This Agreement supersedes the Employment Agreement, dated November 15, 2018, between Employer and Employee. The Employer and the Employee being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires.

RECITALS

A. Employer has made an offer of continued employment to the Employee, and the Employee has accepted employment with the Employer on the terms and conditions set forth in the original Employment Agreement, dated November 15, 2018 (the “Original Employment Agreement”);

B. As part of the Employee’s employment with the Employer, the Employee has or will be exposed to and/or provided with proprietary information relating to the operations of the Employer’s or its affiliates’ businesses and customers that is considered “Confidential Information” (as defined below);

C. Employee acknowledges that a part of the consideration he is providing to the Employer in exchange for his employment with the Employer is his agreement to maintain the confidentiality of the “Confidential Information” in the manner provided herein;

D. The Employee acknowledges that a part of the consideration he is providing the Employer in exchange for his employment and continued employment with Employer is his agreement to abide by the non-solicitation covenants and other restrictions provided herein;

E. Since entering into of the Original Employment Agreement, and as a consequence of the Employee’s valuable role within the Employer, the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the Termination provisions mainly relating to “Change of Control”, correspondingly, that it is their intention by the terms and conditions of this “Amended and Restated Employment Agreement” (the “Agreement”) to hereby replace, in their entirety, the Original Employment Agreement, together with all such prior discussions, negotiations, understandings and agreement with respect to the Termination provisions; and

F. The Parties have agreed to enter into this Agreement which replaces, in its entirety, the Original Employment Agreement, together with all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within Termination provisions mainly relating to “Change of Control” hereunder, all in accordance with the terms and conditions of this Agreement.

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AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Employment. Employer hereby employs Employee as Chief Operating Officer of the Employer in Clark County, Nevada and in other areas owned or operated by the Employer’s affiliates as directed by the Employer, and the Employee hereby accepts and agrees to such employment subject to the advice, direction, regulations and supervision of the Employer. Employment is expressly conditioned upon the Employee clearing a background check and receiving applicable state licensing. Employee’s responsibility shall include, without limitation, the job details as described in Exhibit A attached hereto.

2. Term of Employment. Employee’s employment shall continue unless terminated by the Employer and/or Employee pursuant to conditions stated in this Agreement.

3. Employee Compensation. Employer shall compensate Employee for services performed under this Agreement as follows:

(a) Base Salary. Employer shall pay to Employee the sum of USD Fifteen Thousand and 00/100 Dollars ($15,000.00) per month (the “Base Salary”). The Base Salary shall be payable semi-monthly or in accordance with the payroll policies of the Employer. The Base Salary shall be subject to customary government payroll source deductions and withholdings for social security and other taxes and amounts customarily withheld from salaries of employees of the Employer, all in accordance with the Employer’s usual and customary practices.

(b) Benefits. Employee shall be entitled to and shall receive all group medical benefits available generally to other employees of the Employer of the same level and responsibility as Employee pursuant to the terms and conditions of each of the Employer’s plans and programs, in each case to the extent that the Employer has such plans or programs and to the extent that Employee is eligible or becomes eligible under the terms of such plans or programs.

(c) Paid Time Off (PTO). Employee shall receive from the Employer paid time off (PTO) in accordance with the Employer’s PTO policy as shall from time to time be adopted or modified by the Employer.

(d) Reimbursable Expenses. Regular and reasonable company expenses incurred by the employee in performance of their job function, shall be reimbursed by the Employer within 30 days of the expense being submitted by Employee.

(e) Bonus. The Employee is eligible to be considered for an annual discretionary bonus which will be subject to the approval of the Board of Directors of the Employer, in their sole and absolute discretion. Payment of a bonus in any one year will not indicate the payment of a bonus in any other year.

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(f) Stock Options. The Employee is eligible to be considered for the issuance of stock options in the Employer’s company, subject to the approval of the Board of Directors of the Employer, in their sole and absolute discretion. Granting of options at any time will not indicate the further granting of options at any other time.

4. Best Efforts of Employee. Employee agrees at all times to faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of Employee under this Agreement, to the full and complete satisfaction of Employer. Employee’s duties shall be rendered in Clark County, Nevada, and at such other place or places as Employer shall in good faith require or as the interests, needs, business or opportunities of the Employer shall require. Employee shall devote full and undivided time, attention, knowledge and skills to the Employer’s business during Employee’s work hours as designated by Employer from time to time. Employee shall make available to Employer all information, suggestions, and recommendations which Employee may have that may benefit Employer in the conduct of its business.

5. Termination. This Agreement and the Parties’ obligations hereunder shall terminate, or may be terminated as follows:

(a) Termination by Employer for “Cause”. Employer may terminate this Agreement and Employee’s employment thereunder with or without any advance notice in the event that the Employer determines that this Agreement and Employee’s services hereunder should be terminated for Cause (as defined herein.) Termination for Cause shall be effective immediately upon delivery of written notice thereof by the Employer to Employee and Employee’s rights to all compensation shall cease as of the date of such written notice. In such event, Employee shall not be entitled to any future compensation nor shall Employee be entitled to any severance pay.

(i) For the purposes of this Agreement, “Cause” shall mean: (i) Employee’s failure to perform his duties to the standards and requirements of the Employer or neglect of duties for which employed or misconduct in the performance of such duties, all of such facts to be determined by the Employer in its good faith judgment; (ii) Employee committing fraud, misappropriation or embezzlement; (iii) Employee’s commission or conviction of, or entry of a plea of guilty, any felony or misdemeanor involving moral turpitude; (iv) Employee breaching any provision of this Agreement or any of the rules, regulations, or policies of the Employer; (v) the discovery that any of Employee’s representations are inaccurate; (vi) Employee manufacturing, distributing, dispensing, transporting, possessing or being under the influence of alcohol or illegal drugs during working hours or while on the property or in a vehicle of the Employer or any affiliate of the Employer; (vii) Employee misusing or abusing prescription drugs during working hours or while on the property of or in a vehicle of the Employer or any affiliate of the Employer; (viii) Employee having present in his body illegal drugs in any amount during working hours or while on the property on in a vehicle of the Employer or any affiliate of the Employer; (ix) and Employee failing to immediately comply with a request that he submit to a drug or alcohol test after a work-related injury or accident or whenever the Employer reasonably suspects that Employee is in violation of (vi) through (viii) above. Upon termination of this Agreement as provided in this Section 5(a)(i), the Agreement shall terminate and be of no further force and effect, except as provided in Section 7.

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(b) Mutual Agreement. At any time by the mutual written agreement of the Parties, this Agreement shall terminate and shall be of no further force and effect, except as provided herein and as provided in Section 7.

(c) Death or Incapacity. In the event that Employee dies or is prevented from performing his duties or fulfilling his responsibilities under this Agreement by reason of incapacity or disability, this Agreement shall terminate and shall be of no further force and effect.

(d) Termination by Employee. Unless otherwise agreed to in writing by the Employer, Employee has the right to voluntarily terminate this Agreement, for any reason and at any time, by providing the Employer at least thirty (30) days prior written notice of such termination.

(e) Termination by Employer. Employer has the right to terminate this Agreement, at any time and for any reason, by providing the Employee at least thirty (30) days prior written notice of such termination. In the event the Employer terminates the Employee’s employment, for any reason and at any time, his right to all compensation shall cease at the end of the 30 day notice period, except, if applicable, as provided in Section 6 below.

6. Change of Control Termination

(a) Notwithstanding any other provision contained herein, if the Employee’s employment hereunder is terminated by the Employee for Good Reason or by the Employer without Cause (other than on account of the Employee’s death or disability), in each case within twelve (12) months following a Change in Control, the Employee shall be entitled to receive the Accrued Amounts and subject to the Employee’s compliance with the Section 6 and Section 7 of this Agreement the Employee shall be entitled to receive the following:

(i) a lump sum payment equal to twelve (12) months Base Salary for the year in which the Termination Date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), which shall be paid within thirty (30) days following the Termination Date;

(b) For purposes of this Agreement “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(i) one person (or more than one person acting as a group) acquires ownership of stock of the Employer that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Employer; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Employer’s stock and acquires additional stock;

(ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Employer’s stock possessing 30% or more of the total voting power of the Employer’s stock;

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(iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv) the sale of all or substantially all of the Employer’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Employer, a change in effective control of the Employer, or a change in the ownership of a substantial portion of the Employer’s assets under Section 409A of the Internal Revenue Code.

(c) For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case during the continuance of the Employee’s employment hereunder without the Employee’s written consent:

(i) a material reduction in the Employee’s Base Salary other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions;

(ii) a relocation of the Employee’s principal place of employment by more than 50 miles;

(iii) a material, adverse change in the Employee’s title, authority, duties, or responsibilities, or reporting structure applicable to the Employee.

Employee cannot terminate employment for Good Reason unless the Employee has provided written notice to the Employer of the existence of the circumstances providing grounds for termination for Good Reason within 30 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances. If the Employee does not terminate employment for Good Reason within 180 days after the first occurrence of the applicable grounds, then the Employee will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.

7. Covenants and Restrictions. Employee acknowledges that the Employer has a substantial, legitimate and continuing interest in the protection of its Confidential Information (as defined below) and business relationships , including without limitation, current and prospective employees, consultants, advisors, customers, vendors, suppliers, partners and joint venturers and financing sources, and in the protection of its Confidential Information and business relationships has invested substantial money, time and effort and will continue to invest substantial money, time and effort to develop, maintain and protect such relationships and Confidential Information. Employee further acknowledges that the Employer would not have entered into this Agreement with Employee but for the agreements, restrictions and covenants made by Employee contained in this Section 7. Accordingly, Employee covenants and agrees as follows:

(a) During the term of his employment as set forth above and for a period of not more than one year from the date on which Employee ceases to be an employee of the Employer, Employee shall not directly, or indirectly, for himself or for any other person interfere with, solicit, entice away or otherwise attempt to obtain the withdrawal or services of any employee of the Employer or any of its subsidiaries or affiliates in relation to any business that is competitive with or identical to the business conducted by the Employer, or any of its subsidiaries or affiliates (the “Business”).

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(b) During the term of his employment as set forth above and for a period of not more than one year from the date on which Employee ceases to be an employee of the Employer, Employees shall not advise any person not to do business with the Employer or any of its subsidiaries or affiliates in relation to the Employer’s business.

(c) Employee acknowledges that, by virtue of providing services under this Agreement, the Employer may disclose to Employee or give Employee access to Confidential Information so that Employee may properly fulfill his services and duties. Confidential Information may exist in electronic, written, visual, verbal or audio form, and there is no obligation that Confidential Information be marked with any legend or notation confirming its confidential status. Whenever Confidential Information is incorporated into a new document, electronic file, notes or other tangible media, such media shall become and be construed to be Confidential Information, subject to all of the terms and conditions in this Agreement. All documents or other media containing Confidential Information, whether or not explicitly marked “Confidential” and all reproductions thereof shall at all times be and remain the sole and exclusive property of the Employer. Employee shall always hold in confidence and shall not disclose Confidential Information in whole or in part to any third party or to any employee of the Employer who does not need access to Confidential Information to discharge their duties.

“Confidential Information” is hereby defined as any and all information (whether transmitted orally or in writing and whether in electronic, digital, analog, magnetic, video, audio or any other tangible or intangible medium) respecting the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates that is or has been provided or made available to Employee pursuant to this Agreement or during his employment with the Employer or its affiliates, including, without limitation: (i) information relating to or concerning the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates that is confidential, proprietary or not generally known to and cannot be readily ascertained through proper means by persons or entities (including the Employer’s and its affiliates’ present or future competitors) who can obtain any type of value from its disclosure or use; (ii) products, discoveries, patents, patent applications, designs, drawings, software code, flow charts, schematics, technical specifications, processes, know-how, copyrights, trademarks, service marks, formulae, trade secrets, computer software, computer software systems and system architecture, computer print-outs, computer readable information, computer software object code and source code, inventions, and all other technical information of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates; (iii) marketing or development methods, proposals, processes, designs, plans and strategies of the Employer, the Employer’s affiliates, or any other entity operated, managed or owned by the Employer or its affiliates; (iv) names of vendors, costs of materials, prices of products or services , lists or records, profits and losses and all other financial information of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates; (v) business and operational plans and methods, business or property acquisition or development proposals, and all other business information of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates; (vi) pricing strategies of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates; (vii) client or customer lists or contact information (including email lists) and any descriptions or data concerning or containing current, former, or prospective clients and customers, including names, addresses, IP addresses, attributes, requirements, special needs, spending information and habits, and other data of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates; (viii) personnel information, hiring information, and other terms of employment including salary, compensation, commissions, and bonuses paid to the Employer’s or its affiliates’ employees; (ix) the terms of this Agreement; (x) the Employer’s or its affiliates’ cultivation processes, including any enhancements of them by Employee; (xi) any other information or data concerning the products, technology, operations, personnel, finances or business of the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates.

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(d) Employee acknowledges and agrees that all files, records, documents, memoranda, notes, lists, records and other documents and written material, including copies thereof, containing or reflecting Confidential Information (whether or not such items are kept or stored in computer memories, microfiche, hard copy or any other manner) made or compiled by Employee or made available to Employee are and remain the property of the Employer and shall be delivered to the Employer promptly upon any termination of this Agreement. Employee further acknowledges and agrees that all equipment, devices and all other items relating to the business of the Employer or its affiliates, whether prepared by or with the assistance of Employee or otherwise coming into his possession, control or knowledge, are and shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer or its affiliates under any circumstances.

(e) Employees’ use of any trademark, trade name, service mark, insignia, slogan, emblem, symbol, design or other identifying characteristic owned by or associated with the Employer, the Employer’s affiliates, or any entity operated, managed or owned by the Employer or its affiliates (collectively, “Company Marks”) shall be subject to the written approval of the Employer. Employee acknowledges both before and after the termination of this Agreement the exclusive right of the Employer to use or to grant to others the right or license to use any Company Marks. Employee acknowledges that the use of such Company Marks by Employee is granted at the absolute discretion of the Employer, and such use shall terminate immediately upon written notice from the Employer. The use of any Company Marks in any advertising or any promotional material shall be subject to the prior approval of the Employer. Except as specifically authorized by this Agreement, Employee agrees to not use Company Marks or to imitate or infringe upon any of the Company Marks in whole or in part. On the termination of this Agreement, Employee shall forthwith cease any use of such Company Marks in any advertising and promotional material. Employee shall take all actions that are necessary to maintain the Employer’s goodwill and reputation and agrees to cease utilizing, at the Employer’s demand, any and all Company Marks.

(f) If any covenant in Section 7(a)-(e) is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee. Employee will, while the covenant under Section 7(a)-(e) is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of Employee’s new employer.

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(g) Employee acknowledges and agrees that his failure to perform any terms contained in this Agreement would cause irreparable injury to the Employer and cause damages to the Employer that would be difficult to ascertain or quantify and for which the Employer may not have an adequate remedy at law. As such, Employee agrees that the Employer shall be entitled to any proper equitable relief, including, but not limited to, a temporary restraining order and a preliminary or final injunction, to prevent a breach of this Agreement by Employee and to enforce specifically the terms and provisions thereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice, in addition to any other remedies available to the Employer at law or in equity. The restrictions and covenants contained in this Agreement are independent of any other obligations between the Parties, and the existence of any other claim or cause of action against the Employer is not a defense to enforcement of said covenants by injunction.

8. Non-Disparagement. Employee shall not make any statement in any format (whether orally, electronically, or in writing including, without limitation, via email, on the internet or on social media) which is defamatory, disparaging or otherwise derogatory pertaining to the Employer or any of its affiliates. This prohibition is specifically meant to be broader than defamation and includes, without limitation, contacting employees, customers, clients, vendors, investors or potential investors of Employer and its affiliates and saying or implying anything negative about Employer or its affiliates by words, actions, context or any combination of these. Provided, however, that nothing in this Agreement shall be construed to prohibit Employee from making such truthful disclosures as are compelled, required or permitted by law and as are necessary for legitimate law enforcement or compliance purposes.

9. Assignment. The Parties agree that the services covered by this Agreement are strictly personal and that this Agreement is not assignable or transferable by Employee either voluntarily or by operation of law without the prior written consent of the Employer. However, nothing contained in this Agreement shall limit or restrict the Employer’s ability to merge or consolidate or effect any similar transaction with any other entity, irrespective or whether the Employer is the surviving entity (including a split up, spin off or similar type transaction), provided that one or more of such surviving entities shall continue to be bound by the provisions hereof biding upon the Employer, to assign this Agreement in conjunction with a sale of all or substantially all of the Employer’s assets or equity interest therein, or to assign this Agreement to an affiliate of the Employer.

10. Binding Effect. This Agreement will inure to the benefit of and bind the respective successors and permitted assigns of the Parties hereto, if any. Unless otherwise expressly stated herein, this Agreement shall not create any rights in any person who is not a Party to this Agreement.

11. Choice of Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Nevada. Notwithstanding the foregoing, if any law or set of laws in the State of Nevada requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, such Nevada law or set of laws shall be superseded by this Section and the remaining laws of the State of Nevada nonetheless shall be applied in such proceedings.

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12. Arbitration. As a condition of this Agreement the Parties agree to exclusively submit to final and binding arbitration of any and all claims, counterclaims, demands, and causes of action (collectively, “Claims”) arising out of or in any way related to the Agreement. The Parties further are hereby waiving the right to a jury or bench trial with respect to the Claims. Arbitration shall be by a single arbitrator selected by the Parties and shall be administered exclusively by the American Arbitration Organization (“AAA”) consistent with the rules, regulations, and requirements thereof as set forth in AAA’s Employment Arbitration Rules (www.adr.org/employment). Each Party shall be responsible for its own costs and fees of the arbitration, including, but not limited to attorney’s fees. Arbitrator fees shall be borne equally by the Parties.

13. Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid, and the remainder of this Agreement shall remain binding in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

14. Waiver and Extensions. No waiver of any breach of any term or provision herein shall be deemed a waiver of any preceding or succeeding breach thereof or of any other term or provision herein. No extension of time for the performance of any obligation or act hereunder shall be deemed an extension of time for the performance of any other obligations or act hereunder. No failure or delay in the exercise of any right given to either Party hereunder shall constitute a waiver thereof.

15. Headings, Gender and Number. Headings in this Agreement are included herein for the convenience of reference only and shall not define, limit, or otherwise constitute a part of this Agreement for any other purpose. Whenever required by the context of this Agreement, the singular shall include the plural and the plural shall include the singular. The masculine feminine, or neuter genders shall each include the others. All references to a period of days, months or years herein shall refer to calendar days, months or years, respectively, unless otherwise specifically stated.

16. Further Assurances. The Parties hereto agree to do such further acts and things and to execute and deliver such additional agreements and instruments as either Party hereto may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

17. Construction. The terms and conditions of this Agreement shall be construed as a whole according to their fair meaning and not strictly for or against any Party. The Parties acknowledge that each of them has reviewed this Agreement and has had the opportunity of having their attorneys review this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or of any of its exhibits or amendments.

18. Legal Representation and No Reliance. All Parties represent and agree that each has had the full and fair opportunity to discuss all aspects of this Agreement with an attorney of their choice and that they carefully have read and understand the terms hereof and that they are voluntarily entering into this Agreement.

19. Entire Agreement. This Agreement sets forth the entire understanding between the Parties with respect to the subject matter hereof and may not be modified, changed, or amended, except by a writing signed by the Party to be charged subsequent to the execution of this Agreement.

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20. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures, and may be attached to another counterpart, identical in form, but having attached to it one or more additional signature pages. Delivery of an executed counterpart’s signature page of this Agreement by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

21. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if sent by telecopy or by hand; (ii) one (1) business day after sending, if sent by reputable overnight courier service, such as Federal Express; or (iii) three (3) business days after being mailed, if sent by United States certified or registered mail, return receipt requests, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Employer		Employee

Body and Mind Inc.		Stephen ‘Trip’ Hoffman
A Nevada incorporated company		Employee

By:	/s/ Michael Mills	By:	/s/ Stephen ‘Trip’ Hoffman

Date:	18 Jan 2021	Date:	18 Jan 2021

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EXHIBIT “A”

Job Description

Chief Operating Officer

Level:	Chief Officer
Status:	Salary, Exempt
Minimum Age Requirements:	21 years of age
Immediate Supervisor:	President
Supervises:	Dispensary, Cultivation, Food Services, Laboratory
Divisions

Department:	Officers

Purpose:

Establishes and accomplishes organizational objectives; oversees all organizational operations.

Job Duties:

•	Develops strategic plan by studying technological and financial opportunities; presenting assumptions; recommending alternatives.
•	Builds company image by collaborating with customers, government, community organizations, and employees; enforcing ethical business practices.
•	Accomplishes subsidiary objectives by establishing plans, budgets, and results measurements; allocating resources; reviewing progress; adjusting course of actions as needed.
•	Coordinates efforts by establishing procurement, production, marketing, field, and technical services policies and practices; coordinating actions with corporate staff.
•	Increases management’s effectiveness by recruiting, selecting, orienting, training, coaching, counseling, and disciplining managers; communicating values, strategies, and objectives; assigning accountabilities; planning, monitoring, and appraising job results; developing incentives; developing a climate for offering information and opinions; providing educational opportunities.

Skills/Qualifications:

•	Active listening
•	Decision Making
•	Financial Planning and Strategy
•	Financial Responsibility
•	ICC Compliance

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•	Judgment
•	Negotiation
•	Problem Solving
•	Process Improvement
•	Supervision
•	Technological Skills
•	Vision

Minimum Requirements:

•	Must not have been convicted of any felony offenses pursuant in N.R.S. 453A.104

Education & Experience

•	High School Diploma or GED required.
•	Master’s degree or equivalent experience in Business Management.

Physical Demands

•	This position will require the applicant to routinely sit, stand, stoop, kneel, crouch, and bend for up to 8 hours. Position requires the occasional lifting of objects in excess of 25 lbs.

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